UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 22, 2008

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street

Watertown, Massachusetts 02472

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 22, 2008, Dennis Bucceri informed Acusphere, Inc. (the “Company”) of his intention to resign as the Company’s Senior Vice President, Regulatory.  The Company has accepted Mr. Bucceri’s resignation effective as of September 26, 2008.  Michael R. Slater will assume the position of Senior Vice President, Regulatory Affairs and Operations effective September 29, 2008.  Mr. Slater, currently Senior Vice President, Operations, joined Acusphere in 2001 and oversaw regulatory affairs at the Company prior to Mr. Bucceri’s appointment in 2007.  Mr. Slater has also held this position in other companies, including Biogen, Inc. and Anika Therapeutics, Inc.

 Item 7.01   Regulation FD Disclosure

The Company has attached a press release announcing the resignation of Mr. Bucceri. A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Form of Press Release, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: September 25, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial
Officer and Secretary